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                                                                    EXHIBIT 10.7

                         TOUCHSTONE SOFTWARE CORPORATION

                        AMENDMENT TO EMPLOYMENT AGREEMENT



The employment agreement dated April 1, 1996 by and between TouchStone Software Corporation ("Corporation") and C. Shannon Jenkins Dingus ("Employee") shall be amended as follows:

Section 1.1 Employement shall be amended to read:
The Corporation hereby employs the Employee as a technical consultant to the President. The Employee accepts such employment and agrees to abide by the Articles of Incorporation, By-Laws and the decisions of the Board of Directors of the Corporation.


Section 1.2 - Duties and Responsibilities shall be amended to read:

The Employee is employed pursuant to the terms of this Agreement and agrees to devote limited attention and energies to the business of the Corporation.

Section 1.3 - Working Facilities shall be amended to read:

Employee's principal place of employment shall be provided by Employee.

Section 1.5 - Vacations and Benefits shall be amended to read:


The Employee shall not be entitled to any accrual of vacation time. Nothing in this Agreement shall be construed to impair or limit the Employee's rights to participate in all other employee benefit plans of the Corporation of every nature and he/she shall, in fact, be entitled to participate in and be a member of all such benefit plans in proportion to his/her seniority and compensation. These shall include, but not be limited to, a $100,000 whole life insurance policy and a company-paid group life insurance payable to the beneficiary the Employee shall designate from time to time, and major medical and hospitalization insurance coverage for the Employee and participation in stock option plans and pension and profit sharing plans. In the event Employee continues his/her employment with any successor-in-interest to the Corporation resulting from any sale by the Corporation of substantially all of its assets or any merger or consolidation of the Corporation, Employee shall remain entitled to benefits at least as favorable as those provided herein and shall be accorded seniority and benefits with such successor-in-interest based upon the aggregate period of time Employee was employed by the Corporation and by any such successor-in-interest.


Section 2.1 - Basic Salary shall be amended to read:

The Corporation shall pay to the Employee a basic salary of $25,000 per year during the term of this Agreement. This amount will be paid consistent with standard operating procedure for employee payroll.


Section 3.1 - Term shall be amended to read:



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This Agreement shall be for an initial term of four (4) years and commencing on its effective date, subject, however, to termination during such period as provided in this Article 3.



The effective date of this Agreement shall be January 1, 1998




TOUCHSTONE SOFTWARE CORPORATION:       EMPLOYEE:

Signature:_________________________    Signature:___________________________

Print Name:________________________    Print Name:__________________________

Title:_____________________________    Title:_______________________________

Date:______________________________    Date:________________________________

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